                                AMENDMENT NO. 1
                            Dated as of June 23, 1998

                                       to

                               U.S. $275,000,000
                         MULTICURRENCY CREDIT AGREEMENT
                         Dated as of September 29, 1993

                 As Amended and Restated as of October 17, 1997

                         and to LOCAL CURRENCY ADDENDUM
                          dated as of October 17, 1997


          THIS AMENDMENT NO. 1 dated as of June 23, 1998, ("AMENDMENT") is entered into by and among ECOLAB INC., a Delaware corporation (the "COMPANY"), the banks (the "BANKS") party to the Credit Agreement described below, CITIBANK, N.A. ("CITIBANK") as administrative agent (the "AGENT") for the Banks under the Credit Agreement, CITIBANK INTERNATIONAL PLC, as agent for the banks in connection with certain of the eurocurrency advances under the Credit Agreement (the "EURO-AGENT"), and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as co-agent under the Credit Agreement (the "CO-AGENT"); and with respect to the Local Currency Addendum referred to below, by and among the Company, Ecolab PTY Limited (ACN 000 449 990) ("Ecolab PTY"), the Local Currency Banks party to such Local Currency Addendum (the "LOCAL CURRENCY BANKS"), the Agent and Citisecurities Limited (ACN 008 489 610), as local currency agent (the "Local Currency Agent"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement referred to below.

                             PRELIMINARY STATEMENT

          A. The Company, the Banks, the Agent, the Euro-Agent and the Co-Agent are parties to that certain Multicurrency Credit Agreement dated as of September 29, 1993, as amended and restated as of October 17, 1997 (as so amended and restated, the "CREDIT AGREEMENT"), pursuant to which the Banks have agreed to make certain loans and other financial accommodations to the Company and any Borrowing Subsidiary. The Company, Ecolab PTY, the Agent, the Local Currency Banks and the Local Currency Agent are parties to a Local Currency Addendum dated as of October 17, 1997 (the "LOCAL CURRENCY ADDENDUM") pursuant to which the Local Currency Banks have agreed to make Local Currency Advances to the Company and Ecolab PTY.

          B. The Company, the Banks, the Agent, the Euro-Agent and the Co-Agent have agreed to amend the Credit Agreement, and the Company, Ecolab PTY, the Agent, the Local Currency Banks and the Local Currency Agent have agreed to amend the Local Currency Addendum, in each case on the terms and subject to the conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the premises set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Banks, the Agent, the Euro-Agent and the Co-Agent, in the case of the Credit Agreement, and the Company, Ecolab PTY, the Agent, the Local Currency Banks and the Local Currency Agent, in the case of the Local Currency Addendum, agree as follows:

          SECTION 1. AMENDMENT TO THE CREDIT AGREEMENT. Effective as of the date first above written and subject to the fulfillment of the conditions precedent set forth in SECTION 3, the Credit Agreement is hereby amended as follows:

          (a)  The definition of "Australian Local Currency Addendum" in SECTION
     1.01 is deleted and replaced by the following:

               "AUSTRALIAN LOCAL CURRENCY ADDENDUM" or "AUSTRALIAN LOCAL CURRENCY ADDENDA", means, as applicable, each of or both of (a) the Local Currency Addendum dated as of October 17, 1997 among Ecolab PTY Limited, the Company, the Local Currency Banks named therein, the Agent, and Citisecurities Limited as Local Currency Agent, and (b) the Local Currency Addendum dated as of June 23, 1998 among Ecolab Finance PTY Limited, the Company, the Local Currency Banks named therein, the Agent, and Citisecurities Limited as Local Currency Agent.

          (b) SECTION 2.01(b) is amended by striking "the Australian Dollar Local Currency Addendum" in the first proviso in such Section, and substituting therefor "either Australian Local Currency Addendum".

          (c) SECTION 2.02A(b) is amended by deleting the phrase "Except as provided herein," at the beginning of the third sentence of such Section, and substituting therefor "Except as provided herein or therein,".

          (d) SECTION 2.04(b) is amended by inserting "17" in the blank following "October".

          (e) SECTION 2.11 is amended by striking "Australian Local Currency Addendum" in each of the two places where it appears in the penultimate sentence of such Section, and substituting "Australian Local Currency Addenda" in each such place.

          (f) SECTION 3.01 is amended by inserting the parenthetical phrase "(which day shall be deemed to be June 23, 1998, in the case of Ecolab Finance PTY Limited)" immediately after the phrase "each dated such day" appearing in the first sentence of such Section.

          SECTION 2. AMENDMENT TO LOCAL CURRENCY ADDENDUM. Effective as of the date first above written and subject to the fulfillment of the conditions precedent set forth in SECTION 3, the Local Currency Addendum is amended as follows:

          (a)  SECTION 1.01 is amended by adding the following definition:

               "ECOLAB FINANCE PTY ADDENDUM" means the Local Currency Addendum dated as of June 23, 1998 among Ecolab Finance PTY Limited, the Company, the Agent, the Local Currency Banks named therein, and Citisecurities Limited, as the Local Currency Agent, as amended from time to time.

          (b) SECTION 4.02 is amended by striking the proviso at the end of such Section and substituting the following therefor:

               "PROVIDED, HOWEVER, that (a) a Local Currency Bank may not assign any obligations, Commitments or rights hereunder to any Person that is not (or does not simultaneously become) (i) a Bank under the Credit Agreement and (ii) a Local Currency Bank under the Ecolab Finance PTY Addendum, and (b) such assignment shall be entered into simultaneously with an assignment by such Local Currency Bank to such assignee of the same percentage of its obligations, Commitments and rights under the Ecolab Finance PTY Addendum as is being assigned under this Addendum.

          (c) The table of Local Currency Commitments on SCHEDULE I is deleted and the following is substituted therefor:

          Local Currency Bank Name                Local Currency Commitment
          ------------------------                -------------------------
          Citibank, N.A.                               US $ 53,000,000*

          Morgan Guaranty Trust Company
            of New York                                US $ 47,000,000*

          Local Currency Bank Name                Local Currency Commitment
          ------------------------                -------------------------
          The First National Bank of
            Chicago                                    US $ 43,000,000*

          Credit Suisse First Boston                   US $ 33,000,000*

          Local Currency Facility
          Aggregate Commitment                         US $176,000,000**

          * Less, in each case, the Local Currency Advances outstanding from such Local Currency Bank Under the Ecolab Finance PTY Addendum.

          **   Less the aggregate Local Currency Advances outstanding under the
          Ecolab Finance PTY Addendum.


          SECTION 3. CONDITIONS PRECEDENT. This Amendment shall become effective and shall be deemed effective as of the date first above written upon the satisfaction of the following conditions precedent:

          (a) no event has occurred and is continuing which constitutes a Default or an Event of Default;

          (b) receipt by the Agent of twelve (12) copies of this Amendment duly executed by each of the Company, the Banks, the Agent, the Euro-Agent and the Co-Agent;

          (c) the Local Currency Addendum among Ecolab Finance PTY Limited, the Company, the Agent, the Local Currency Banks and the Local Currency Agent shall have been duly executed by all parties thereto and a fully executed copy received by the Agent;

          (d) Ecolab Finance PTY Limited, the Company and the Agent shall have executed an Election to Participate and a fully executed copy thereof shall have been received by the Agent; and Ecolab Finance PTY Limited or the Company shall have delivered, or caused to be delivered, the items specified in SECTIONS 3.01 (c)(II), (c)(III), (d) and (f) with respect to Ecolab Finance PTY Limited's Election to Participate; and

          (e) Ecolab Finance PTY Limited shall have executed and delivered the A Notes to be executed and delivered by it.

          SECTION 4. REPRESENTATION AND WARRANTY OF THE COMPANY. In order to induce the Banks and the Local Currency Banks to execute and deliver this Amendment, (a) the Company hereby represents to the Banks and the Local Currency Banks that as of the date hereof, the representations and warranties set forth in subsections (a), (b), (c) and (d) of SECTION 4.01 of the Credit Agreement are true and correct and the Company is in full compliance with all of the terms and conditions of the Credit Agreement; and (b) Ecolab PTY hereby represents to the Local Currency Banks that as of the date hereof, the representations and warranties set forth in ARTICLE III of the Local Currency addendum are true and correct and Ecolab PTY is in full compliance with all of the terms and conditions of the Local Currency Addendum.

          SECTION 5. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT. Upon the effectiveness of this Amendment, each reference in the Credit Agreement or the Local Currency Addendum to "this Agreement", "this Addendum", "hereunder", "hereof", "herein", or words of like import shall mean and be a reference to the Credit Agreement or the Local Currency Addendum, as applicable, as modified hereby, and each reference to the Credit Agreement or the Local Currency Addendum in any other document, instrument or agreement shall mean and be a reference to the Credit Agreement or the Local Currency Addendum, as applicable, as modified hereby.

          SECTION 6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE OTHER REMAINING TERMS OF THE CREDIT AGREEMENT AND THE LOCAL CURRENCY ADDENDUM AND THE LAWS OF THE STATE OF NEW YORK.

          SECTION 7. PARAGRAPH HEADINGS. The paragraph headings contained in this Amendment are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement among the parties hereto.

          SECTION 8. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                    [This space intentionally left blank]

          IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

                              ECOLAB INC.

                              By: /s/Daniel J. Schmechel
                                 ------------------------------------
                                 Name:  Daniel J. Schmechel
                                 Title: Assistant Treasurer


                              Signed, sealed and delivered by Daniel J.
                              Schmechel as attorney for Ecolab PTY Limited (ACN 000 449 990) under power of attorney dated September 26, 1997 in the presence of


                              /s/Kenneth A. Iverson
                              ---------------------------------------
                              (Witness)

                              Kenneth A. Iverson
                              ---------------------------------------
                              (Name)

                              1565 Red Cedar Rd. Eagan, MN
                              ---------------------------------------
                              (Address)

                              Attorney
                              ---------------------------------------
                              (Occupation)


                              /s/ Daniel J. Schmechel
                              ---------------------------------------
                              By executing this deed the attorney states that the attorney has received no notice of revocation of the power of attorney

                              CITIBANK, N.A.


                              By: /s/ Laura A. Siracuse
                                Name: Laura A. Siracuse
                                Title: Attorney-In-Fact

                              MORGAN GUARANTY TRUST COMPANY OF NEW YORK


                              By: /s/ Robert Bottamedi
                                Name: Robert Bottamedi
                                Title: Vice President

                              COMMERZBANK AKTIENGESELLSCHAFT, CHICAGO BRANCH


                              By: /s/ J. Timothy Shortly
                                Name: J. Timothy Shortly
                                Title: Senior Vice President


                              By: /s/ Mark Monson
                                Name: Mark Monson
                                Title: Vice President

                              CREDIT SUISSE FIRST BOSTON


                              By: /s/ Joel Glodowski
                                Name: Joel Glodowski
                                Title: Managing Director

                              By: /s/ David W. Kratovil
                                Name: David W. Kratovil
                                Title: Director

                              THE FIRST NATIONAL BANK OF CHICAGO


                              By: /s/ J. Garland Smith
                                Name: J. Garland Smith
                                Title: Managing Director


                              NATIONSBANK, N.A.


                              By: /s/ Valerie C. Mills
                                Name: Valerie C. Mills
                                Title: Senior Vice President


                              WACHOVIA BANK, N.A.


                              By: /s/ Frances W. Josephic
                                Name: Frances W. Josephic
                                Title: Vice President